Exhibit 99.1

INDEPENDENT AUDITORS' REPORT

To the Board of Directors

Cedarburg Pharmaceuticals, Inc.

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of CEDARBURG PHARMACEUTICALS, INC. AND SUBSIDIARY which comprise the consolidated balance sheet as of December 31, 2013, and the related consolidated statements of income, shareholders’ equity and cash flows for the year then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CEDARBURG PHARMACEUTICALS, INC. AND SUBSIDIARY as of December 31, 2013, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Report on Supplementary Information

Our audit was conducted for the purpose of forming an opinion on the consolidated financial statements as a whole. The accompanying supplementary information in Schedules 1 and 2 is presented for purposes of additional analysis and is not a required part of the financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the financial statements. The information has been subjected to the auditing procedures applied in the audit of the consolidated financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the financial statements or to the financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the consolidated financial statements as a whole.

/s/ Vrakas/Blum, S.C.

Brookfield, Wisconsin

March 4, 2014

CEDARBURG PHARMACEUTICALS, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET - DECEMBER 31, 2013

CURRENT ASSETS
Cash and cash equivalents	$772,935
Accounts receivable	2,597,665
Other receivables	59,665
Inventories	3,424,001
Prepaid expenses	302,735
Deferred income taxes	1,306,900
TOTAL CURRENT ASSETS	8,463,901

LEASE SECURITY DEPOSITS	40,644

DEFERRED INCOME TAXES	3,895,000

PROPERTY AND EQUIPMENT
Land and land improvements	241,009
Building and building improvements	2,814,017
Leasehold improvements	249,950
Manufacturing equipment	8,428,544
Office furniture, fixtures and equipment	694,411
Construction in process	252,287
TOTAL PROPERTY AND EQUIPMENT	12,680,218
Less - accumulated depreciation	7,768,873
NET PROPERTY AND EQUIPMENT	4,911,345
$17,310,890

CURRENT LIABILITIES
Accounts payable	$1,501,100
Accrued liabilities	551,798
Deferred revenue	438,803
Long-term debt, current portion	607,113
TOTAL CURRENT LIABILITIES	3,098,814

LONG-TERM LIABILITIES
Accrued liabilities	1,051,248
Preferred stock dividends payable	456,724
Long-term debt, long-term portion	2,258,146
Interest rate swap liability	22,778
TOTAL LONG-TERM LIABILITIES	3,788,896

SHAREHOLDERS' EQUITY
Series A-2 preferred stock	1,644
Series A-3 preferred stock	1,801
Series B preferred stock	2
Additional paid in capital (preferred)	36,538,978
Common stock	51
Additional paid in capital (common)	45,283
Accumulated deficit (prior to incorporation)	(2,755,334)
Retained earnings (deficit)	(23,395,367)
Accumulated other comprehensive income
(loss), net of deferred income taxes	(13,878)
TOTAL SHAREHOLDERS' EQUITY	10,423,180
$17,310,890

The accompanying notes are an integral part of this statement.

CEDARBURG PHARMACEUTICALS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2013

REVENUES
Product revenues	$16,921,341
Commission expense	(693,922)
NET REVENUES	16,227,419

COST OF REVENUES	9,815,110
GROSS MARGIN	6,412,309

OPERATING EXPENSES
Selling and marketing expenses	946,228
Administrative expenses	1,342,984
TOTAL OPERATING EXPENSES	2,289,212
INCOME FROM OPERATIONS	4,123,097

OTHER INCOME (EXPENSE)
Interest expense	(145,487)
Other	35,121
TOTAL OTHER INCOME (EXPENSE)	(110,366)
INCOME BEFORE INCOME TAXES	4,012,731

INCOME TAXES	1,192,345
INCOME FROM CONTINUING OPERATIONS	2,820,386

LOSS FROM DISCONTINUED OPERATIONS, net
of income taxes of ($932,000)	(2,683,036)
NET INCOME	137,350

OTHER COMPREHENSIVE INCOME
Gain on interest rate swap agreement,
net of deferred income taxes of ($6,800)	10,712
TOTAL COMPREHENSIVE INCOME	$148,062

The accompanying notes are an integral part of this statement.

CEDARBURG PHARMACEUTICALS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2013

	Preferred stock
	Series A-2		Series A-3		Series B		Common stock						Accumulated
									Additional	Additional	Accumulated	Retained	other
	Number		Number		Number		Number		paid in capital	paid in capital	deficit (prior to	earnings	comprehensive
	of shares	Amount	of shares	Amount	of shares	Amount	of shares	Amount	(preferred)	(common)	incorporation)	(deficit)	income (loss)	Total

BALANCE, December 31, 2012	15,504,711	$1,551	16,077,036	$1,608	21,000	$2	512,340	$51	$33,678,541	$45,283	$(2,755,334)	$(20,619,224)	$(24,590)	$10,327,888

Preferred stock dividends
Series A-2	-	-	-	-	-	-	-	-	-	-	-	(931,465)	-	(931,465)
Series A-3	-	-	-	-	-	-	-	-	-	-	-	(1,929,258)	-	(1,929,258)
Series B	-	-	-	-	-	-	-	-	-	-	-	(52,770)	-	(52,770)

Conversion of preferred stock
dividends payable to equity	931,465	93	1,929,258	193	-	-	-	-	2,860,437	-	-	-	-	2,860,723

Net income	-	-	-	-	-	-	-	-	-	-	-	137,350	-	137,350

Gain on interest rate swap agreement,
net of deferred income taxes	-	-	-	-	-	-	-	-	-	-	-	-	10,712	10,712

BALANCE, December 31, 2013	16,436,176	$1,644	18,006,294	$1,801	21,000	$2	512,340	$51	$36,538,978	$45,283	$(2,755,334)	$(23,395,367)	$(13,878)	$10,423,180

Series A-2 preferred stock, $.0001 par value, 18,000,000 shares authorized, preference in liquidation - $16,436,176 in 2013

Series A-3 preferred stock, $.0001 par value, 20,979,000 shares authorized, preference in liquidation - $27,009,441 in 2013

Series B preferred stock, $.0001 par value, 21,000 shares authorized, preference in liquidation - $2,100,000 in 2013

Common stock, $.0001 par value, 40,000,000 shares authorized

The accompanying notes are an integral part of this statement.

CEDARBURG PHARMACEUTICALS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2013

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$137,350
Add (deduct)
Loss on disposal of property and equipment	10,194
Depreciation	1,357,396
Deferred income taxes	205,000
Increase (decrease) in cash and cash equivalents/
cash overdraft due to changes in
Receivables	1,516,094
Inventories	(1,020,563)
Prepaid expenses and lease security deposits	(49,534)
Accounts payable	123,134
Accrued liabilities	939,268
Deferred revenue	86,055
NET CASH FLOW - OPERATING ACTIVITIES	3,304,394

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(1,478,457)
Proceeds on sales of property and equipment	9,473
NET CASH FLOW - INVESTING ACTIVITIES	(1,468,984)

CASH FLOWS FROM FINANCING ACTIVITIES
Net payments on line of credit	(1,125,782)
Proceeds from issuance of long-term debt	594,909
Payments on long-term debt	(516,672)
NET CASH FLOW - FINANCING ACTIVITIES	(1,047,545)
NET CHANGE IN CASH AND CASH EQUIVALENTS	787,865

CASH AND CASH EQUIVALENTS/CASH OVERDRAFT
Beginning of year	(14,930)
End of year	$772,935

ADDITIONAL INFORMATION
Interest paid	$154,000

Preferred stock dividends payable	$2,913,493

Preferred stock dividends payable converted to equity	$2,860,723

Income taxes refunded	$(27,000)

Property and equipment additions in accounts payable	$271,747

The accompanying notes are an integral part of this statement.

CEDARBURG PHARMACEUTICALS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

1.	NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Cedarburg Pharmaceuticals, Inc. (Cedarburg) develops and manufactures their own generic active pharmaceutical ingredients (APIs), their own drug candidates for treating cancer (in pre-clinical trials) and they offer custom synthesis of APIs and intermediates. Cedarburg has isolated manufacturing suites and reactors from 50 to 500 gallons. The company performs process development, scale-up, validation and analytical method development. While Cedarburg writes and files their own drug master files (DMFs), regulatory support is available for investigational new drug (IND) filings. The company's customers and partners, pharmaceutical and biotechnology companies, are located worldwide.

Cedarburg was formed February 2, 2004. At closing on February 19, 2004, Cedarburg Pharmaceuticals, LLC (LLC) was merged into the company with Cedarburg Pharmaceuticals, Inc. being the surviving corporation. As a result of the merger, 2,800,000 shares of Series A preferred stock were issued in exchange for $7,000,000 of LLC membership interests. In addition, 2,856,566 shares of common stock were issued in exchange for the remaining LLC membership interests. The shares of stock described above were issued in exchange for all assets and liabilities of LLC.

In March 2009, Cedarburg acquired 100% of the outstanding common stock of Inb: Hauser Pharmaceutical Services, Inc. (Hauser). All material intercompany transactions between Cedarburg and Hauser (the company) and balances have been eliminated in the consolidated financial statements. Hauser’s expertise in natural products, isolation/purification and cGMP manufacturing were expected to augment Cedarburg’s synthetic chemistry and cGMP manufacturing expertise. In October 2013, however, Hauser ceased operations and the only remaining customer took over the lab portion of its building and hired Hauser employees. Under the terms of the agreement, the customer has agreed to sublease the lab through December 2016 (see Note 6). This event qualifies as a discontinued operation and accordingly, the company has excluded results of Hauser's operations from its consolidated statements of income to present this subsidiary in discontinued operations.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Actual results could differ from those estimates.

Subsequent events - The financial statements include management's evaluation of the events and transactions occurring subsequent to December 31, 2013 through March 4, 2014, which is the date the financial statements were available to be issued.

Cash and cash equivalents - The company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents. The company’s cash equivalents consist of money market investments of $501,713 as of December 31, 2013. The company maintains its cash and money market accounts at a financial institution in southeastern Wisconsin. The Federal Deposit Insurance Corporation (FDIC) provides limited insurance on cash and money market accounts. At times, the company’s cash and money market deposits exceed the FDIC insurance limit; however, the company does not expect to experience any losses on its cash and money market deposits.

Accounts receivable - The company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated credit risk by performing credit checks and actively pursuing past due accounts. The company determines its allowance for doubtful accounts by considering a number of factors, including the length of time accounts receivable are past due and the company's previous loss history. Management writes off receivables as a charge to the allowance for doubtful accounts when, in their estimation, it is probable that the receivable is worthless. No allowance for doubtful accounts receivable was considered necessary by management as of December 31, 2013.

Inventories - Inventories are valued at the lower of cost, determined by the first-in, first-out method, or market.

2013

Raw materials	$996,244

Work in process	1,643,768

Finished goods	783,989

$3,424,001

Revenue recognition - The company has entered into various collaborative agreements with pharmaceutical and biotechnology companies. The terms of the collaborative arrangements can include nonrefundable licensing fees, payments based on the achievement of certain milestones, and royalties on product sales. Nonrefundable licensing fees are recorded as deferred revenue upon receipt and recognized as revenue ratably over the period that the related products or services are delivered or obligations, as defined in the agreement, are performed. Revenues from milestone payments which are substantive and whose achievability was not reasonably assured at the inception of the agreement are recognized when the milestone is achieved. However, milestone payments that require future performance are deferred and recognized as revenue ratably over the term of the agreement as the related activities are performed. Revenue from product sales is recognized upon passage of title and risk of loss to customers (when product is delivered to common carrier for shipment to domestic customers). Revenue from license of product rights or royalties on product sales is recorded over the periods earned.

The company recognizes revenue upon achievement of contractual milestones only when and to the extent the company concludes that a separate earnings process has been culminated or the milestone is representative of the level of effort and progress toward completion of a long-term contract.

Concentrations - Two customers generated 51% of revenue in 2013. Related accounts receivable were $1,486,000 as of December 31, 2013.

Depreciation - Property and equipment are being depreciated using straight-line and accelerated methods over the following estimated useful lives. Leasehold improvements are depreciated over the lesser of the length of the related leases or the estimated useful lives of the assets.

Land improvements	15 years

Building and building improvements	7 to 39 years

Leasehold improvements	5 to 10 years

Manufacturing equipment	3 to 10 years

Office furniture, fixtures and equipment	3 to 7 years

Long-lived assets - The company annually considers whether indicators of impairment of long-lived assets held for use are present. If such indicators are present, management determines whether the sum of the estimated undiscounted future cash flows attributable to such assets is less than their carrying amount, and if so, the company would recognize an impairment loss based on the excess of the carrying amount of the assets over their fair value. A $192,686 impairment loss was recorded as additional depreciation expense and included in loss from discontinued operations in 2013.

3.	LONG-TERM DEBT

2013
Capital lease obligation - Wells Fargo Equipment Finance, interest at 4.7%, monthly principal and interest payments of $288 through January 2016, secured by the related equipment	$6,839

Capital lease obligation - CISCO Capital, interest at 3.16%, monthly principal and interest payments of $566 through January 2015, secured by the related equipment	7,230

Capital lease obligation - GoWest Equipment Leasing, interest at 7.72%, monthly principal and interest payments of $1,926 through December 2016, secured by the related equipment	62,238

Capital lease obligation - Associated Bank Leasing, interest at 3.51%, monthly principal and interest payments of $684 through October 2017, secured by the related equipment	29,412

Capital lease obligations - Thermo Fisher Financial Services, interest at 6.66%, monthly principal and interest payments of $2,577 through August 2017, secured by the related equipment	100,349

Capital lease obligation - Quantum Analytics, interest at 7.95%, monthly principal and interest payments of $2,123 through January 2014, secured by the related equipment	1,874

Capital lease obligation - Leaf Funding, Inc., interest at 12.4%, monthly principal and interest payments of $536 through February 2017, secured by the related equipment	15,479

Capital lease obligation - Gilson Financial Services, interest at 7.92%, monthly principal and interest payments of $1,470 through October 2014, secured by the related equipment	14,176

Capital lease obligation - HP Financial, interest at 12.26%, monthly principal and interest payments of $388 through October 2014, secured by the related equipment	3,678

Capital lease obligation - GoWest Equipment Leasing, interest at 8%, monthly principal and interest payments of $1,405 through August 2016, secured by the related equipment	40,692

Capital lease obligation - James Imaging, interest at 9.05%, monthly principal and interest payments of $234 through December 2016, secured by the related equipment	7,747

Capital lease obligation - Quantum Analytics, interest at 10.24%, monthly principal and interest payments of $2,258 through September 2016, secured by the related equipment	64,699

Capital lease obligation - Marlin Leasing Corporation, interest at 14.61%, monthly principal and interest payments of $971 through June 2017, secured by the related equipment	31,774

Term note payable - Associated Bank, payable in monthly installments of $13,201 including interest at one month LIBOR plus 2.5% through November 2016, collateral described in Note 4	427,583

Mortgage note payable - Associated Bank, payable in monthly installments of $5,075 including interest at one month LIBOR plus 2.5% through October 2016, balloon payment November 2016, collateral described in Note 4	730,122

Equipment line of credit termed-out - Associated Bank, payable in monthly installments of $12,043 including interest at 3.61% through July 2017, collateral described in Note 4	484,442

Equipment line of credit - Associated Bank, maximum borrowings $800,000, $330,556 of additional borrowings in 2013 and then termed-out, payable in monthly installments of $11,946 including interest at one month LIBOR plus 2.5% through September 2018, collateral described in Note 4	611,307

Capital lease obligation - Associated Bank Leasing, interest at 3.43%, monthly principal and interest payments of $1,021 through February 2018, secured by the related equipment	47,517

Capital lease obligation - Associated Bank Leasing, interest at 3.53%, monthly principal and interest payments of $718 through December 2017, secured by the related equipment	32,080

Capital lease obligation - Quantum Analytics, interest at 9.53%, monthly principal and interest payments of $1,593 through January 2018, secured by the related equipment	64,458

Capital lease obligation - Associated Bank Leasing, interest at 3.27%, monthly principal and interest payments of $1,140 through April 2018, secured by the related equipment	55,201

Capital lease obligation - Thermo Fischer Financial Services, interest at 7.14%, monthly principal and interest payments of $633 through December 2017, secured by the related equipment	26,362
$2,865,259
Less - current portion	607,113
Long-term portion	$2,258,146

Annual maturities of long-term debt as of December 31, 2013 are as follows.

2014	$607,000

2015	606,000

2016	1,229,000

2017	307,000

2018	116,000

4.	LINES OF CREDIT

The company has a $2,000,000 revolving line of credit expiring October 2014, with interest payable monthly at one month LIBOR plus 2.5%. The line of credit and Associated Bank notes payable are secured by substantially all assets of the company.

Borrowings on the line of credit are limited to specified percentages of accounts receivable and 50% of raw materials and finished goods inventories. Under the terms of the credit agreement, the company is subject to various financial covenants including a fixed charge coverage ratio and minimum net worth.

Additionally, the company has a $1,500,000 equipment line of credit expiring October 2014, with interest at one month LIBOR plus 2.5%. As of December 31, 2013, no amounts have been drawn on this equipment line.

5.	INTEREST RATE SWAP LIABILITY

The company entered into an interest rate swap agreement to manage risks relating to interest rate movements on the variable rate term and mortgage notes payable - Associated Bank (see Note 3). The swap agreement, with a maturity date of November 1, 2016, has an initial notional amount of $1,548,020 that amortizes to match the declining outstanding balances of the related notes payable. The notional amount is $1,157,705 as of December 31, 2013.

The swap agreement effectively fixes the LIBOR rate on the related notes payable at 1.53% (plus 2.5% (see Note 3) is 4.03%) and is designated and qualifies as a cash flow hedge derivative instrument that is reported at fair value. Changes in the swap agreement's fair value are included as a component of other comprehensive income.

Generally accepted accounting principles establishes a framework for measuring fair value. That framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). The three levels of the fair value hierarchy are described as follows.

Level 1 -	Valuation is based upon quoted prices in active markets for identical assets or liabilities.

Level 2 -	Valuation is based upon other significant observable inputs (including quoted prices for similar assets or liabilities).

Level 3 -	Valuation is based upon significant unobservable inputs (including the company's assumptions in determining the fair value of assets or liabilities).

The fair value of the interest rate swap liability was determined using observable market inputs, including market interest rates as of year end. As such, this valuation falls under level 2 of the fair value hierarchy described above.

6.	OPERATING LEASES

The companies lease office and laboratory space in Wisconsin and Denver, Colorado. The companies also lease certain equipment under operating leases generally on a month-to-month basis. The Cedarburg laboratory space lease expires in July 2015 and requires monthly payments of $2,200. Cedarburg entered into two leases for office space during 2011. One expires June 2016 and requires monthly payments of $2,300 and the other expires January 2017 and requires $3,940 in monthly payments. Cedarburg leases additional office space through April 2018 that requires monthly payments of $14,000.

The Hauser Denver facility lease expires in December 2019 and requires base monthly payments of $17,000. Beginning October 2013 and through December 2016, the lab portion of this lease is being sublet to a Hauser customer.

Rent expense under operating leases was $586,000 in 2013. Future minimum rental payments including common area maintenance and sublease receipts as of December 31, 2013 are as follows.

	Rent payments	Sublease receipts	Net
2014	$574,000	$231,000	$343,000
2015	574,000	236,000	338,000
2016	549,000	241,000	308,000
2017	478,000	-	478,000
2018	366,000	-	366,000
2019	313,000	-	313,000

Since Hauser ceased operations in October 2013 (see Note 1) and Cedarburg has guaranteed rental payments on the Hauser facility through December 2019, Cedarburg recognized a liability as of December 31, 2013 based on remaining rental payments reduced by sublease rentals. The liability recognized of $1,159,748 is recorded in accrued liabilities, current portion of $108,500 and long-term portion of $1,051,248.

7.	EMPLOYEE BENEFIT PLAN

The company sponsors a defined contribution 401(k) plan that covers substantially all employees. Employees may elect to contribute a percentage of their compensation to the plan as 401(k) elective deferrals. The company may also make employer matching and profit sharing contributions as determined by the board of directors. No company contributions were made to the plan in 2013.

8.	CAPITAL STOCK

The Series A preferred stock (see Note 1) was canceled and exchanged for Series A-2 preferred stock in July 2006. The Series A preferred stock included a 6% quarterly dividend, increased to 8% should the corporation not have the funds to pay out the dividend.

In March 2005, the corporation authorized the issuance of Series A-1 preferred stock. These shares were canceled and exchanged for Series A-2 preferred stock in July 2006. Similar to Series A preferred stock, Series A-1 preferred stock included a 6% quarterly dividend, increased to 8% should the corporation not have the funds to pay out the dividend.

In May 2006, the corporation authorized the issuance of Series A-2 preferred stock. These shares will automatically convert into common stock upon the earlier of (a) the election to convert into common stock by the holders of a majority of the outstanding shares of the Series A-2 preferred stock or (b) completion of an underwritten public offering by Cedarburg Pharmaceuticals, Inc. Series A-2 preferred stock includes a 6% quarterly dividend, increased to 8% should the corporation not have the funds to pay out the dividend. The Series A-2 preferred stock also has a preference in the event of a liquidation or dissolution equal to their original purchase price plus accrued dividends. Thereafter, the Series A-2 preferred stock participates with the common stock on an as converted basis. The Series A-2 preferred stock is entitled to vote on matters properly brought before the shareholders on a basis equivalent to the underlying shares as if they had been converted.

In December 2006, the corporation authorized the issuance of Series A-3 preferred stock. These shares have generally the same rights and privileges as the Series A-2 preferred stock, and are also entitled to a 6% quarterly dividend, increased to 8% should the corporation not have the funds to pay out the dividend. The dividend rate was raised to 12% as of June 2, 2009, and raised to 14% should the corporation not have the funds to pay out the dividend. The Series A-3 preferred stock has a preference in the event of a liquidation or dissolution equal to 150% of their Original Purchase Price, as defined in the amended and restated articles of incorporation, plus accrued dividends.

The Series B preferred stock is subordinate to Series A-2 and A-3 preferred stock, has no voting or conversion rights, and earns a 2% dividend.

On December 31, 2013, all Series A-2 and A-3 preferred stock dividends in arrears were converted to Series A-2 and Series A-3 preferred stock. As of December 31, 2013, the amount of dividends in arrears relates to the 2% cumulative Series B preferred stock and totaled $456,724.

Effective in January 2010, the company approved a reallocation of preferred shares. In March 2011, the company approved an increase in the authorized capital stock. In February 2013, the company approved a decrease and reallocation of preferred shares.

	Authorized Shares
	After	After	After
	January 2010	March 2011	February 2013

Common	29,000,000	40,000,000	40,000,000

Preferred

Series A-2	15,100,000	17,000,000	18,000,000

Series A-3	13,379,000	22,979,000	20,979,000

Series B	21,000	21,000	21,000

	28,500,000	40,000,000	39,000,000

9.	INCOME TAXES

The company provides for income taxes currently payable and for deferred income taxes arising from significant temporary differences between financial and taxable income. These temporary differences result primarily from accounts receivable, inventories, depreciation, certain accrued liabilities and net operating losses. Following is a summary of the income tax provision for 2013.

2013

Current income taxes - AMT	$55,000

Deferred income taxes	(782,000)

Benefits of net operating losses	987,000

Income taxes	$260,000

The company has generated significant net operating losses that expire through 2030 for federal purposes and through 2025 for state purposes as summarized below.

	Unused Operating
	Loss Carryforwards

Year of Origination	Federal	State

2005	$2,943,000	$2,953,000

2006	2,819,000	2,819,000

2007	1,820,000	1,820,000

2009	2,755,000	2,755,000

2010	62,000	62,000

Additionally, in connection with the acquisition of Hauser, the company has "Section 382" net operating losses available of $82,350 per year through 2027.

Following is a summary of the deferred income tax assets and liabilities as of December 31.

2013
Deferred income tax assets

Related to assets and liabilities	$724,900

Related to net operating losses	4,477,000

Deferred income tax liabilities	-

Net deferred income tax asset	$5,201,900

The company analyzed the requirements for accounting for uncertain tax positions and determined that it was not required to record a liability related to uncertain tax positions as of December 31, 2013. With few exceptions, the company is no longer subject to federal income tax examinations by tax authorities for years before 2010 and state income tax examinations for years before 2009.

10.	STOCK OPTION PLAN

The company has a stock option and restricted stock plan administered by the company’s board of directors that allows for the issuance of up to 875,174 shares of the company’s common stock. Incentive stock options to purchase a total of 269,070 shares of common stock at $2.50 per share and 308,759 shares of common stock at $2.00 per share were granted to employees in 2004 and 2005. As of December 31, 2013, a total of 176,440 options are outstanding and are exercisable at any time. The options expire in 2014 and 2015, or earlier if the recipient’s employment terminates. The company uses the fair value method of accounting for stock options and has estimated that the value of the stock options issued was not material at the grant date.

11.	EVENT SUBSEQUENT TO THE DATE OF THE INDEPENDENT AUDITORS' REPORT (UNAUDITED)

In April 2014, the company was sold. No adjustments have been made to the accompanying consolidated financial statements to account for this change in control.

SUPPLEMENTARY INFORMATION

Schedule 1

CEDARBURG PHARMACEUTICALS, INC. AND SUBSIDIARY

CONSOLIDATING BALANCE SHEET - DECEMBER 31, 2013

	Cedarburg	Inb: Hauser
	Pharmaceuticals,	Pharmaceutical
	Inc.	Services, Inc.	Eliminations	Consolidated
CURRENT ASSETS
Cash and cash equivalents	$772,874	$61	$-	$772,935
Accounts receivable	2,576,088	21,577	-	2,597,665
Other receivables	59,665	-	-	59,665
Inventories	3,390,006	33,995	-	3,424,001
Prepaid expenses	300,385	2,350	-	302,735
Deferred income taxes	1,306,900	-	-	1,306,900

TOTAL CURRENT ASSETS	8,405,918	57,983	-	8,463,901

LEASE SECURITY DEPOSITS	33,324	7,320	-	40,644

DEFERRED INCOME TAXES	3,895,000	-	-	3,895,000

DUE FROM HAUSER	4,929,921	-	(4,929,921)	-

INVESTMENT IN SUBSIDIARY	1,550,000	-	(1,550,000)	-

PROPERTY AND EQUIPMENT
Land and land improvements	241,009	-	-	241,009
Building and building improvements	2,814,017	-	-	2,814,017
Leasehold improvements	205,012	44,938	-	249,950
Manufacturing equipment	7,946,057	482,487	-	8,428,544
Office furniture, fixtures and equipment	649,619	44,792	-	694,411
Construction in process	252,287	-	-	252,287

TOTAL PROPERTY AND EQUIPMENT	12,108,001	572,217	-	12,680,218

Less - accumulated depreciation	7,429,461	339,412	-	7,768,873
NET PROPERTY AND EQUIPMENT	4,678,540	232,805	-	4,911,345
TOTAL ASSETS	$23,492,703	$298,108	$(6,479,921)	$17,310,890

CURRENT LIABILITIES
Accounts payable	$1,462,592	$38,508	$-	$1,501,100
Accrued liabilities	542,336	9,462	-	551,798
Deferred revenue	323,536	115,267	-	438,803
Long-term debt, current portion	599,616	7,497	-	607,113
TOTAL CURRENT LIABILITIES	2,928,080	170,734	-	3,098,814

LONG-TERM LIABILITIES
Accrued liabilities	1,051,248	-	-	1,051,248
Preferred stock dividends payable	456,724	-	-	456,724
Due to Cedarburg Pharmaceuticals, Inc.	-	4,929,921	(4,929,921)	-
Long-term debt, long-term portion	2,233,869	24,277	-	2,258,146
Interest rate swap liability	22,778	-	-	22,778
TOTAL LONG-TERM LIABILITIES	3,764,619	4,954,198	(4,929,921)	3,788,896

SHAREHOLDERS' EQUITY
Preferred stock	3,447	-	-	3,447
Common stock	51	1	(1)	51
Additional paid in capital	36,584,261	1,549,999	(1,549,999)	36,584,261
Accumulated equity (deficit)	(19,773,877)	(6,376,824)	-	(26,150,701)
Accumulated other comprehensive income (loss),
net of deferred income taxes	(13,878)	-	-	(13,878)
TOTAL SHAREHOLDERS' EQUITY	16,800,004	(4,826,824)	(1,550,000)	10,423,180
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$23,492,703	$298,108	$(6,479,921)	$17,310,890

Schedule 2

CEDARBURG PHARMACEUTICALS, INC. AND SUBSIDIARY

CONSOLIDATING STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2013

	Cedarburg	Inb: Hauser
	Pharmaceuticals,	Pharmaceutical
	Inc.	Services, Inc.	Eliminations	Consolidated
REVENUES
Product revenues	$16,921,341	$1,651,567	$-	$18,572,908
Commission expense	(693,922)	-	-	(693,922)
NET REVENUES	16,227,419	1,651,567	-	17,878,986

COST OF REVENUES	9,815,110	2,171,335	-	11,986,445
GROSS MARGIN	6,412,309	(519,768)	-	5,892,541

OPERATING EXPENSES
Selling and marketing expenses	946,228	339,290	-	1,285,518
Administrative expenses	1,342,984	1,376,358	-	2,719,342
TOTAL OPERATING EXPENSES	2,289,212	1,715,648	-	4,004,860
INCOME (LOSS) FROM OPERATIONS	4,123,097	(2,235,416)	-	1,887,681

OTHER INCOME (EXPENSE)
Interest expense	(145,487)	(8,097)	-	(153,584)
Discontinued operations	(1,224,753)	-	-	(1,224,753)
Other	35,121	(147,115)	-	(111,994)
TOTAL OTHER INCOME (EXPENSE)	(1,335,119)	(155,212)	-	(1,490,331)
INCOME (LOSS) BEFORE INCOME TAXES (CREDIT)	2,787,978	(2,390,628)	-	397,350

INCOME TAXES (CREDIT)	260,000	-	-	260,000
NET INCOME (LOSS)	2,527,978	(2,390,628)	-	137,350

OTHER COMPREHENSIVE INCOME (LOSS)
Gain (loss) on interest rate swap agreement,
net of deferred income taxes of ($6,800)	10,712	-	-	10,712
TOTAL COMPREHENSIVE INCOME (LOSS)	$2,538,690	$(2,390,628)	$-	$148,062